
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in it entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000857264
<NAME> KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                      23,826,862
<SECURITIES>                               205,639,210<F1>
<RECEIVABLES>                                1,673,621
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             9,868,301<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             241,007,994
<CURRENT-LIABILITIES>                        6,830,408<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   233,164,770
<OTHER-SE>                                   1,012,816<F4>
<TOTAL-LIABILITY-AND-EQUITY>               241,007,994
<SALES>                                              0
<TOTAL-REVENUES>                             6,057,058<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,015,269<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              5,041,789
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          5,041,789
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,041,789
<EPS-PRIMARY>                                      .33
<EPS-DILUTED>                                      .33

<F1>Includes Participating Insured Mortgage Investments ("PIMs") (insured mortgages of $108,866,216 and Additional Loans of $19,209,108), Participating Insured
Mortgages ("PIMs") of $48,395,872 and Mortgage-Backed Securities ("MBS") of
$29,168,014.
<F2>Includes prepaid acquisition fees and expenses of $13,473,359 net of accumulated amortization of $6,379,263 and prepaid participating servicing of
$4,491,005 net of accumulated amortization of $1,716,800.
<F3>Includes deferred income on Additional Loans of $6,824,154.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $395,213 of amortization for prepaid fees and expenses.

